Exhibit 8.1

January 27, 2025

Cleco Securitization II LLC 505 Cleco Drive Office Number 17 Pineville, LA 71360 Cleco Power LLC 2030 Donahue Ferry Road Pineville, LA 71360-5226	12922-515

Re:
Cleco Securitization II LLC:  Exhibit 8.1 U.S. Federal Tax Matters

Ladies and Gentlemen:

We have acted as counsel to Cleco Securitization II LLC, a Louisiana limited liability company (the “Issuer”), and Cleco Power LLC, a Louisiana limited liability company (“Cleco Power”), in connection with the issuance by the Issuer of its Series 2025-A Senior Secured Energy Transition Bonds (the “Energy Transition Bonds”), and the related transactions described below.

DOCUMENTS EXAMINED

For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of the following:

(a)
The Articles of Organization of the Issuer, dated November 21, 2024 (the “Articles of Organization”), as filed in the office of the Secretary of State of the State of Louisiana (the “Secretary of State”) on November 26, 2024;

(b)
The Limited Liability Company Operating Agreement of the Issuer, dated as of November 21, 2024 (the “LLC Agreement”), by Cleco Power, as the single member, and the Issuer;

(c)
A Certificate of Good Standing for the Issuer, dated January 24, 2025, obtained from the Louisiana Secretary of State;

(d)
Resolutions of the Managers of the Issuer dated December 12, 2024;

(e)
Forms of the Indenture and the Series Supplement to be entered into between the Issuer and The Bank of New York Mellon Trust Company, National Association, as trustee, attached as an Exhibit to the Registration Statement (as hereinafter defined), pursuant to which the Energy Transition Bonds are to be issued;

Cleco Securitization II LLC
Cleco Power LLC
January 27, 2025
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(f)
Form of the Energy Transition Property Sale Agreement to be entered into by and between the Issuer and Cleco Power, and the related form of Bill of Sale between the Issuer and Cleco Power, attached as an Exhibit to the Registration Statement;

(g)
Form of the Energy Transition Property Servicing Agreement to be entered into by and between the Issuer and Cleco Power, attached as an Exhibit to the Registration Statement;

(h)
Form of the Administration Agreement to be entered into by and between the Issuer and Cleco Power, attached as an Exhibit to the Registration Statement;

(i)
The Registration Statement, dated December 17, 2024 (Registration Nos. 333-283875 and 333-283875-01), as amended by Amendment No. 1 thereto dated January 27, 2025, including a form of prospectus (the “Prospectus”; and collectively, the “Registration Statement”), relating to the Energy Transition Bonds; and

(j)
The Financing Order No. U-37213 issued by the Louisiana Public Service Commission (the “LPSC”) on November 27, 2024, pertaining to the Issuer and the Company in Docket No. U-37213 (the “Financing Order”).

Capitalized terms used herein and not otherwise defined are used as defined in the Registration Statement. The documents listed in paragraphs (e) through (h) above and the Energy Transition Bonds are hereinafter collectively referred to as the “Transaction Documents.”  At your request, this opinion letter is furnished to you for filing as Exhibit 8.1 to the Registration Statement.

For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (j) above. In particular, for purposes of this opinion we have not reviewed any document (other than the documents listed in paragraphs (a) through (j) above) that is referred to in or incorporated by reference into any document reviewed by us.

RELIANCE AND ASSUMPTIONS

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies or by facsimile or email, and the authenticity of the originals of such latter documents.  For purposes of this opinion, we have assumed (i) that each of the parties to the documents examined by us has been duly organized or formed, as the case may be, and is validly existing in good standing under the laws of the jurisdiction governing its organization or formation, (ii) that there are no proceedings pending or contemplated for the merger, consolidation, conversion, dissolution, liquidation or termination of the Issuer, (iii) that each of the parties to such documents has the requisite power and authority, corporate or other, to enter into and perform its obligations under such documents, and (iv) that each of the parties to such documents has duly authorized, executed and delivered such documents.  We have further assumed that there are no documents or agreements between or among the parties to the documents reviewed by us which alter or are inconsistent with the provisions of such documents and which would have an effect on the opinions expressed in this opinion letter. Further, for purposes of this opinion we have assumed that the Securitization Act (as defined in the Prospectus) and the Financing Order are valid, comply with Louisiana law, are in full force and effect, and are final and non-appealable.

Cleco Securitization II LLC
Cleco Power LLC
January 27, 2025
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We have made no independent investigation of the facts referred to herein, and with respect to such facts have relied, for the purpose of rendering this opinion and except as otherwise stated herein, exclusively on the statements contained and matters provided for in the Transaction Documents, the Registration Statement and such other documents and certificates relating to this transaction as we deemed advisable, including the factual representations, warranties and covenants contained therein as made by the respective parties thereto, and certificates of government officials.

We have assumed that the Transaction Documents, along with the document listed in paragraph (c) above, will have been executed and delivered prior to the issuance of the Energy Transition Bonds.

In addition, we have assumed that (i) the Energy Transition Bonds will be issued in accordance with the operative documents described in the Prospectus, and (ii) the Energy Transition Charges, the Energy Transition Property and amounts held in the reserve accounts created pursuant to the Indenture will be received and held in accordance with the operative documents described in the Prospectus.

Our opinions are also based on the assumption that (i) the issuance of the Energy Transition Bonds and the other transactions set forth in or contemplated by the Prospectus and the Transaction Documents are not part of another transaction or another series of transactions that would require the Issuer, any investor or any other participant to treat such transaction or transactions as subject to the reporting, disclosure, or list maintenance requirements of Section 6011, 6111 or 6112 of the Internal Revenue Code of 1986, as amended (the “Code”), and (ii)  the Issuer has not made and will not make an election under Treasury Regulations Sec.301.7701-3(c)(1) to be classified as an entity separate from Cleco Power, its single member, for U.S. federal tax purposes.

THIS OPINION WAS WRITTEN TO SUPPORT THE PROMOTION AND MARKETING BY OTHERS OF THE ENERGY TRANSITION BONDS AND WAS NOT INTENDED OR WRITTEN TO BE USED BY ANY PERSON FOR THE PURPOSE OF AVOIDING U.S. FEDERAL TAX PENALTIES.  EACH POTENTIAL INVESTOR IN THE ENERGY TRANSITION BONDS SHOULD SEEK ADVICE BASED UPON ITS PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

Cleco Securitization II LLC
Cleco Power LLC
January 27, 2025
Page:  4

OPINIONS

Based on the foregoing and the assumptions and representations set forth in the Prospectus and subject to the limitations, assumptions, exceptions and qualifications set forth below, we are of the opinion that for U.S. federal income tax purposes:

a.	the Issuer will not be subject to U.S. federal income tax as an entity separate from Cleco Power (its single member);

b.
the Energy Transition Bonds will be treated as obligations of Cleco Power for U.S. federal income tax purposes as expressly set forth in section 6.02 of Revenue Procedure 2005-62, 2005-2 C.B. 507, as modified by Revenue Procedure 2024-15, 2024-12 I.R.B. 717 (the “Revenue Procedure”); and

c.	the issuance of the Energy Transition Bonds will be a “qualifying securitization” within the meaning of the Revenue Procedure.

Further, the statements set forth in the Prospectus under the sections captioned “Prospectus Summary of Terms – Federal Income Tax Status” and “Material U.S. Federal Income Tax Consequences,” to the extent they constitute matters of U.S. federal income tax law or legal conclusions with respect thereto, have been prepared or reviewed by us and provide a fair summary and are correct in all material respects.

EXCEPTIONS AND QUALIFICATIONS

Our opinions and other statements are limited to the U.S. federal income tax matters specifically covered hereby, and we have not been asked to address, nor have we addressed, and make no statement as to any other tax consequences regarding the transaction referred to above or any other transaction or any matters.  Additional issues may exist that could affect the U.S. federal tax treatment of the transaction that is the subject of this opinion, and this opinion does not consider or provide a conclusion with respect to any such additional issues.  Our opinions are based on the current provisions of the Code and the Treasury Regulations promulgated or proposed thereunder, revenue rulings, revenue procedures and other published releases of the Internal Revenue Service, and current case law, all as of the date hereof, all of which are subject to change with prospective or retroactive effect, and our opinions could be adversely affected or rendered obsolete by any such change.  There can be no assurance that contrary positions will not be taken by the Internal Revenue Service.

The opinions contained herein are given only as of the date of this opinion letter.  No opinion is expressed herein as to the effect of any future acts of the parties or changes in existing law.  We undertake no responsibility and disclaim any obligation to supplement this opinion or otherwise advise you or any other person of any change after the date hereof in the law (whether constitutional, statutory, regulatory, or judicial) or the facts presently in effect or assumed herein, even though such change may alter the scope or substance of the opinions herein expressed or affect the legal or factual statements or assumptions herein.  We shall have no obligation to revise or reissue this opinion with respect to any transaction which occurs after the date hereof, and we undertake no responsibility or obligation to consider this opinion’s applicability or correctness to any person other than its addressees.  This letter expresses our legal opinion as to the foregoing matters based on our professional judgment at this time; it is not, however, to be construed as a guaranty, nor is it a warranty that a court considering such matters would not rule in a manner contrary to the opinions set forth above.

Cleco Securitization II LLC
Cleco Power LLC
January 27, 2025
Page:  5

We are furnishing this opinion letter to you solely in connection with the issuance of the Energy Transition Bonds described above, and this opinion letter is not to be relied on, circulated, quoted or otherwise used or referred to for any other purpose. However, we hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to the references to this Firm in the Prospectus under the sections captioned “Prospectus Summary of Terms – Federal Income Tax Status” and “Material U.S. Federal Income Tax Consequences.”  In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/Phelps Dunbar, L.L.P.